Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
of
DOLLAR THRIFTY AUTOMOTIVE GROUP,  INC.
for
$57.60 in Cash and
0.8546 Shares of Common Stock of Hertz Global Holdings, Inc.
by
HDTMS, INC.
a wholly owned subsidiary of
HERTZ GLOBAL HOLDINGS, INC.

Pursuant to the Prospectus/Offer to Exchange dated May 9, 2011

(Not be used for Signature Guarantees)

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 8, 2011, UNLESS THE OFFER IS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

The Exchange Agent for the Offer is:

By Mail:	By Overnight Courier or By Hand:

American Stock Transfer & Trust Company, LLC Attn: Reorganizations P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Attn: Reorganizations 6201 15th Avenue Brooklyn, New York 11219

By Facsimile:

(For Eligible Institutions Only)

(718) 234-5001

Confirm Facsimile Transmission:

(718) 921-8317

This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used by stockholders of Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“Dollar Thrifty”), desiring to tender shares of common stock, par value $0.01 per share (“Dollar Thrifty common stock”), of Dollar Thrifty pursuant to the Offer (as defined below) if certificates representing shares of Dollar Thrifty common stock are not immediately available, if the procedure for delivery by book-entry transfer cannot be completed on a timely basis or delivery of the certificates representing shares of Dollar Thrifty common stock and all other required documents cannot be delivered to American Stock Transfer & Trust Company, LLC (the “Exchange Agent”) prior to the expiration date (as defined in the Prospectus/Offer to Exchange, dated May 9, 2011 (“the “Prospectus/Offer to Exchange”)). To tender shares of Dollar Thrifty common stock, this Notice of Guaranteed Delivery must be delivered to the Exchange Agent at one of its addresses set forth above and must include a signature guarantee by a financial institution that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc. or any other “Eligible Guarantor Institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each, an “Eligible Institution”) in the form set forth herein.  See the section of the Prospectus/Offer to Exchange entitled “The Exchange Offer—Procedure for Tendering”.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION TO A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE EXCHANGE AGENT AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES OF DOLLAR THRIFTY COMMON STOCK TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

The undersigned hereby tenders to HDTMS, Inc. (“Purchaser”), a Delaware corporation and a wholly owned subsidiary of Hertz Global Holdings, Inc. (“Hertz”), a Delaware corporation, upon the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange and the related Letter of Transmittal, dated May 9, 2011 (which together, as amended, supplemented or modified from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of Dollar Thrifty common stock set forth below, pursuant to the guaranteed delivery procedure set forth in the section of the Prospectus/Offer to Exchange entitled “The Exchange Offer—Procedure for Tendering”.

Number of Shares:

Certificate Numbers (If Available):

Name of Tendering Institution:

Name(s) of Record Holders:

Taxpayer Identification or Social Security Number:

☐ Check this box if shares will be delivered by book-entry transfer:

Account Number:

Address(es):
(Zip Code)

Area Code and Telephone Number(s):

Dated:

Signature(s) of Holder(s)):

THE GUARANTEE BELOW MUST BE COMPLETED.

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a member of the Security Transfer Agent Medallion Signature Program or an “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Exchange Agent the certificates representing shares of Dollar Thrifty common stock tendered hereby, in proper form for transfer, or a book-entry confirmation with respect to all shares of Dollar Thrifty common stock tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message (as defined in the Prospectus/Offer to Exchange) in the case of book-entry delivery, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message in the case of book-entry delivery, and certificates for shares of Dollar Thrifty common stock, or a book-entry confirmation, to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
(Authorized Signature)

Address:		Name:
(Please Print)

Title:
(Zip Code)

Area Code and Tel. No.:		Date:

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
SHARE CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.